UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 14, 2004

PARKER-HANNIFIN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-4982	34-0451060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6035 Parkland Blvd. Cleveland, Ohio	44124-4141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 896-3000

Item 9. Regulation FD Disclosure

Item 12. Disclosure of Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Disclosure of Results of Operations and Financial Condition”.

On April 13, 2004, Parker-Hannifin Corporation issued a press release announcing that earnings for the fiscal third quarter ended March 31, 2004 will be substantially higher than originally forecasted.

The press release compared diluted earnings per share reported in accordance with U.S. GAAP with diluted earnings per share adjusted to remove one-time benefits from discrete tax initiatives. The effect of one-time benefits from discrete tax initiatives was removed to allow investors and the company to meaningfully evaluate changes in diluted earnings per share on a comparable basis from period to period.

EXHIBIT INDEX

99.1    Press release issued by Parker-Hannifin Corporation, dated April 13, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PARKER-HANNIFIN CORPORATION

By:	/s/ Timothy K. Pistell

Timothy K. Pistell Vice President Finance and Administration and Chief Financial Officer

Date: April 14, 2004